PROMISSORY NOTE

                                              Baltimore, Maryland
                                                February 20, 2002

$100,000.00

     THIS PROMISSORY NOTE (the "Note") is made this 20th day of
February, 2002, by MARTHA GILLULY ("Borrower") for the benefit of David Schmickel ("Lender").

     FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of Lender, and any successor or assignee or other lawful owner of this Note, the principal sum of One Hundred Thousand Dollars ($100,000.00) ("Principal Sum") and to pay interest from the date hereof on the unpaid Principal Sum at the rate or rates hereinafter set forth.

     UPON THE TERMS of this Note:

          1. INTEREST RATE. Interest shall accrue on the unpaid balance of the Principal Sum at the per annum rate of FIVE PERCENT (5%) from and after the date of this Note.

          2.   CALCULATION OF INTEREST.  All interest on this
          Note shall be calculated on the basis of a 365 day per year factor applied to actual days elapsed.

          3.   PAYMENTS.   The Principal Sum and interest shall
          be payable in lawful money of the United States which is legal tender for the payment of all debts and dues, public and private at the time of payment, or, at the option of the Borrower, Borrower may repay the Principal Sum, and any interest or other fees due under this Note by tendering to Lender the Collateral (as defined below). Borrower shall pay this Note in full upon not less than five (5) days prior written notice, or if not sooner demanded, by February 19, 2003 (the "Maturity Date").

          4. PREPAYMENT. Borrower may prepay the Note at any time without penalty. In lieu of payment, Lender may forfeit the Collateral which secures this Note, and extinguish all rights of Lender, including to indemnification and recoupment of costs as stated below. Lender retains the option to demand repayment of the Note within five (5) days notice, in which case Borrower may surrender the Collateral, or tender payment in cash.

          5. PAYMENT OF COSTS. If, after any default by Borrower in making any payment when due hereunder, any suit or action is instituted to collect any or all of the Principal Sum, any late fees accrued thereon or any other sum falling due under the provisions of this Note, or if this Note is placed in the hands of any attorney for collection, Borrower hereby agrees to pay all reasonable costs thereby incurred by the lender, including that of reasonable attorneys' fees, all of which shall be added to and become part of the debt evidence hereby.

          6.   APPLICABLE LAW.  This Note shall be governed by
          Maryland law.

          7. NOTICES. Any notice required to be given hereunder shall be deemed to have been properly given if by a written communication given by hand delivery, by facsimile or by certified mail, postage prepaid, return receipt requested to:

     If to Borrower: Martha Gilluly
                     415 First Street, SE
                     Washington, D.C.20003-1827
                     (202) 546-4367
                     (202) 544-8384 fax

     With a Copy to: Jocelyn W. Brittin, Esq.
                     Holland & Knight LLC
                     1600 Tysons Blvd, Suite 700
                     McLean, VA 22102

     If to Lender:   David Schmickel
                     1325 Park Avenue
                     Baltimore, Maryland 21217

     With a Copy to: John H. Denick, Esq.
                     Denick & Hyman, P.A.
                     20 South Charles Street, Suite 300
                     Baltimore, Maryland 21201

     8.   SECURITY.  This Note shall be secured by the Comtex
          News Network, Inc. ("Comtex") stock to be purchased by Borrower, as described in the accompanying Pledge
          Agreement (the "Collateral").

     9. EXTENSIONS. The Maturity Date of this Note and/or any other date by which payment is required to be made hereunder may be extended by the Lender from time to time in its sole discretion, without in any way altering or impairing the Borrower's or any guarantor's liability under this Note.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed, sealed and delivered as of the day and year first written above.

WITNESS:



_________________________________  /S/ MARTHA GILLULY
                                   Martha Gilluly

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